Exhibit 99.1

Microsoft Cloud Powers Third Quarter Results

REDMOND, Wash. — April 26, 2018 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2018, as compared to the corresponding period of last fiscal year:

•	Revenue was $26.8 billion and increased 16%
•	Operating income was $8.3 billion and increased 23%
•	Net income was $7.4 billion and increased 35%
•	Diluted earnings per share was $0.95 and increased 36%

“Our results this quarter reflect the trust people and organizations are placing in the Microsoft Cloud,” said Satya Nadella, chief executive officer of Microsoft. “We are innovating across key growth categories of infrastructure, AI, productivity, and business applications to deliver differentiated value to customers.”

Microsoft returned $6.3 billion to shareholders in the form of dividends and share repurchases in the third quarter of fiscal year 2018, an increase of 37%.

“With consistent investment and strong sales execution, this quarter we achieved better than expected performance across all segments,” said Amy Hood, executive vice president and chief financial officer at Microsoft. “We delivered double-digit revenue and operating income growth driven by 58% growth in our commercial cloud revenue.”

Revenue in Productivity and Business Processes was $9.0 billion and increased 17% (up 14% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 14% (up 12% in constant currency) driven by Office 365 commercial revenue growth of 42% (up 40% in constant currency)
•	Office consumer products and cloud services revenue increased 12% (up 9% in constant currency) and Office 365 consumer subscribers increased to 30.6 million
•	LinkedIn revenue increased 37% (up 33% in constant currency) with continued acceleration in engagement highlighted by LinkedIn sessions growth of over 30%
•	Dynamics products and cloud services revenue increased 17% (up 14% in constant currency) driven by Dynamics 365 revenue growth of 65% (up 62% in constant currency)

Revenue in Intelligent Cloud was $7.9 billion and increased 17% (up 15% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 20% (up 17% in constant currency) driven by Azure revenue growth of 93% (up 89% in constant currency)
•	Enterprise Services revenue increased 8% (5% in constant currency)

Revenue in More Personal Computing was $9.9 billion and increased 13% (up 11% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 4% (up 4% in constant currency) driven by OEM Pro revenue growth of 11%

•	Windows commercial products and cloud services revenue increased 21% (up 17% in constant currency) driven by an increased volume of multi-year agreements and the mix of products that carry higher in-quarter revenue recognition
•	Gaming revenue increased 18% (up 16% in constant currency) driven by Xbox software and services revenue growth of 24% (up 21% in constant currency) mainly from third party title strength
•	Surface revenue increased 32% (up 27% in constant currency) against a prior year comparable impacted by product end-of-life-cycle dynamics
•	Search advertising revenue excluding traffic acquisition costs increased 16% (up 14% in constant currency) driven by higher revenue per search and search volume

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, Carolyn Frantz, deputy general counsel and corporate secretary, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 26, 2019.

New Accounting Standards

We adopted new accounting standards related to revenue recognition and leases effective July 1, 2017. The prior periods presented here have been restated to reflect adoption of these new standards.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP).

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2017 As Reported	$23,212	$6,723	$5,486	$0.70
2018 As Reported	$26,819	$8,292	$7,424	$0.95
Percentage Change Y/Y	16%	23%	35%	36%
Constant Currency Impact	$506	$216	$254	$0.03
Percentage Change Y/Y Constant Currency	13%	20%	31%	31%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2017 As Reported	$7,707	$6,730	$8,775
2018 As Reported	$9,006	$7,896	$9,917
Percentage Change Y/Y	17%	17%	13%
Constant Currency Impact	$193	$162	$151
Percentage Change Y/Y Constant Currency	14%	15%	11%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31, 2018
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office commercial products and cloud services	14%	(2)%	12%
Office 365 commercial	42%	(2)%	40%
Office consumer products and cloud services	12%	(3)%	9%
LinkedIn	37%	(4)%	33%
Dynamics products and cloud services	17%	(3)%	14%
Dynamics 365	65%	(3)%	62%
Server products and cloud services	20%	(3)%	17%
Azure	93%	(4)%	89%
Enterprise Services	8%	(3)%	5%
Windows OEM	4%	0%	4%
Windows commercial products and cloud services	21%	(4)%	17%
Search advertising excluding traffic acquisition costs	16%	(2)%	14%
Surface	32%	(5)%	27%
Gaming	18%	(2)%	16%
Xbox software and services	24%	(3)%	21%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	a change in our ability to earn expected revenues from our intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	the possibility that we may not be able to protect information on our products and services from use by others;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	the dependence of our business on our ability to attract and retain talented employees;

•	claims against us that may result in adverse outcomes in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business; and

•	changes in our sales organization that may impact revenues.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of April 26, 2018. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Revenue:
Product	$15,114	$14,513	$47,338	$47,754
Service and other	11,705	8,699	32,937	23,212

Total revenue	26,819	23,212	80,275	70,966

Cost of revenue:
Product	3,425	3,075	11,903	12,034
Service and other	5,844	4,985	16,708	13,771

Total cost of revenue	9,269	8,060	28,611	25,805

Gross margin	17,550	15,152	51,664	45,161
Research and development	3,715	3,355	10,793	9,523
Sales and marketing	4,335	3,872	12,709	11,169
General and administrative	1,208	1,202	3,483	3,126

Operating income	8,292	6,723	24,679	21,343
Other income, net	349	371	1,115	600

Income before income taxes	8,641	7,094	25,794	21,943
Provision for income taxes	1,217	1,608	18,096	4,523

Net income	$7,424	$5,486	$7,698	$17,420

Earnings per share:
Basic	$0.96	$0.71	$1.00	$2.25
Diluted	$0.95	$0.70	$0.99	$2.22

Weighted average shares outstanding:
Basic	7,698	7,725	7,706	7,756
Diluted	7,794	7,813	7,798	7,840

Cash dividends declared per common share	$0.42	$0.39	$1.26	$1.17

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Net income	$7,424	$5,486	$7,698	$17,420

Other comprehensive income (loss), net of tax:
Net change related to derivatives	7	(225)	(106)	18
Net change related to investments	(1,016)	65	(2,182)	(846)
Translation adjustments and other	255	349	508	(125)

Other comprehensive income (loss)	(754)	189	(1,780)	(953)

Comprehensive income	$6,670	$5,675	$5,918	$16,467

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2018	June 30, 2017

Assets
Current assets:
Cash and cash equivalents	$9,221	$7,663
Short-term investments	123,049	125,318

Total cash, cash equivalents, and short-term investments	132,270	132,981
Accounts receivable, net of allowance for doubtful accounts of $311 and $345	17,208	22,431
Inventories	2,084	2,181
Other	5,097	5,103

Total current assets	156,659	162,696
Property and equipment, net of accumulated depreciation of $28,377 and $24,179	27,929	23,734
Operating lease right-of-use assets	6,859	6,555
Equity and other investments	2,818	6,023
Goodwill	35,582	35,122
Intangible assets, net	8,544	10,106
Other long-term assets	7,106	6,076

Total assets	$245,497	$250,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,623	$7,390
Short-term debt	230	9,072
Current portion of long-term debt	3,447	1,049
Accrued compensation	5,149	5,819
Short-term income taxes	814	718
Short-term unearned revenue	21,370	24,013
Other	7,500	7,684

Total current liabilities	46,133	55,745
Long-term debt	73,480	76,073
Long-term income taxes	30,669	13,485
Long-term unearned revenue	2,585	2,643
Deferred income taxes	2,417	5,734
Operating lease liabilities	5,751	5,372
Other long-term liabilities	5,223	3,549

Total liabilities	166,258	162,601

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,690 and 7,708	70,418	69,315
Retained earnings	9,974	17,769
Accumulated other comprehensive income (loss)	(1,153)	627

Total stockholders’ equity	79,239	87,711

Total liabilities and stockholders’ equity	$245,497	$250,312

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Operations
Net income	$7,424	$5,486	$7,698	$17,420
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other	2,710	2,453	7,745	6,435
Stock-based compensation expense	969	883	2,928	2,353
Net recognized gains on investments and derivatives	(438)	(590)	(1,645)	(1,553)
Deferred income taxes	(396)	(284)	(2,754)	261
Changes in operating assets and liabilities:
Accounts receivable	1,285	1,415	5,326	5,813
Inventories	(75)	(16)	107	249
Other current assets	(149)	(31)	(113)	304
Other long-term assets	(213)	(387)	(835)	(680)
Accounts payable	(393)	(425)	138	(769)
Unearned revenue	91	(45)	(2,780)	(2,929)
Income taxes	645	1,247	17,280	2,654
Other current liabilities	546	671	(975)	(1,057)
Other long-term liabilities	145	283	346	1

Net cash from operations	12,151	10,660	32,466	28,502

Financing
Repayments of short-term debt, maturities of 90 days or less, net	(7,373)	(1,302)	(7,324)	(8,447)
Proceeds from issuance of debt	0	547	7,183	42,593
Repayments of debt	(4,883)	(211)	(9,379)	(4,554)
Common stock issued	251	179	747	551
Common stock repurchased	(3,781)	(2,062)	(8,359)	(10,023)
Common stock cash dividends paid	(3,232)	(3,012)	(9,473)	(8,836)
Other, net	(640)	(375)	(946)	(175)

Net cash from (used in) financing	(19,658)	(6,236)	(27,551)	11,109

Investing
Additions to property and equipment	(2,934)	(1,695)	(7,652)	(5,846)
Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(248)	(802)	(454)	(25,586)
Purchases of investments	(26,885)	(43,918)	(105,000)	(147,874)
Maturities of investments	7,674	4,860	19,252	22,234
Sales of investments	26,256	36,444	90,553	117,754
Securities lending payable	(19)	(1,080)	(90)	(94)

Net cash from (used in) investing	3,844	(6,191)	(3,391)	(39,412)

Effect of foreign exchange rates on cash and cash equivalents	25	12	34	4

Net change in cash and cash equivalents	(3,638)	(1,755)	1,558	203
Cash and cash equivalents, beginning of period	12,859	8,468	7,663	6,510

Cash and cash equivalents, end of period	$9,221	$6,713	$9,221	$6,713

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017

Revenue
Productivity and Business Processes	$9,006	$7,707	$26,197	$21,322
Intelligent Cloud	7,896	6,730	22,613	19,585
More Personal Computing	9,917	8,775	31,465	30,059

Total	$26,819	$23,212	$80,275	$70,966

Operating Income
Productivity and Business Processes	$3,115	$2,540	$9,458	$8,498
Intelligent Cloud	2,654	2,148	7,623	6,216
More Personal Computing	2,523	2,035	7,598	6,629

Total	$8,292	$6,723	$24,679	$21,343